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                                                                    EXHIBIT 23.4


          CONSENT OF PRICEWATERHOUSECOOPERS, LLP, INDEPENDENT AUDITORS


We consent to the reference in this Registration Statement on Form S-3 for the registration of $125,000,000 of Subordinated Term Notes and Subordinated Daily Notes of our report dated January 24, 1997, included as Exhibit 99.2 to F.N.B. Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, with respect to our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm as experts under the caption, "Independent Auditors."


                                         /s/ PRICEWATERHOUSECOOPERS, LLP

                                         PRICEWATERHOUSECOOPERS, LLP



Tampa, Florida
March 16, 1999